Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Announces Agreement to Acquire Symphony Allegro,
Including All Rights to AZ-004, AZ-104 and AZ-002
Conference Call Scheduled for Tomorrow Morning
Tuesday, June 16, 2009 at 9:00 a.m. Eastern Time
Mountain View, California — June 15, 2009 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that it has exercised its option to purchase all of the equity of Symphony Allegro. The purchase of Symphony Allegro, which is subject to Alexza stockholder approval, is projected to close in Q3 2009.
Alexza and Symphony Capital Partners, LP have negotiated new terms to satisfy the exercise price for Alexza’s option exercise to acquire Symphony Allegro. Under the terms of the Amended and Restated Purchase Option Agreement, Alexza will:
—	issue Symphony Capital 10 million shares of Alexza Common Stock

—	issue Symphony Capital a five-year warrant for 5 million shares of Alexza Common Stock at an exercise price of $2.26 per share, a 25% premium to the preceding 30-trading day average closing price, and cancel Symphony’s currently outstanding 2 million shares warrant for Alexza Common Stock

—	pay Symphony certain percentages of cash payments that may be generated from future partnering transactions for AZ-004, AZ-104 and/or AZ-002, the product candidates that were licensed to Symphony Allegro
Upon closing of the transaction, Symphony Capital will own approximately 23% of the total Alexza Common Stock outstanding. Symphony Capital will have the right to nominate one director to the Alexza Board of Directors, as long as its ownership exceeds more than 10% of the total outstanding Common Stock.
Symphony Allegro was capitalized with $50 million in December 2006 by Symphony Capital Partners, LP and its co-investors, with the primary purpose of funding the development of three of Alexza’s product candidates. As part of that transaction, Alexza licensed to Symphony Allegro its Staccato loxapine program and its Staccato alprazolam program. Since that time, Alexza has been conducting the clinical development of AZ-004 for the acute treatment of agitation, AZ-104 for the acute treatment of migraine headache, and AZ-002 for the treatment of acute panic attacks, with the funds provided by Symphony Allegro.
“In the past 30 months, we have conducted 14 clinical trials with the three product candidates that were licensed into Symphony Allegro. This is a remarkable development achievement, by almost any standard. Moreover, we plan to submit Alexza’s first NDA for AZ-004, Staccato loxapine, in the first quarter of 2010. Symphony Capital and RRD International have been a very important part of these accomplishments,” said Thomas B. King, Alexza President and CEO. “With the closing of the purchase of Symphony Allegro, we will re-acquire full ownership of AZ-004, AZ-104 and AZ-002. In our partnership with Symphony Allegro, the intended development of these product candidates has been achieved and, assuming our stockholders approve the transaction, Symphony Capital and its investors will be able to share in the future benefits of the advancement of these product candidates.”
Mark Kessel, Managing Director of Symphony Capital, added, “We are pleased to have been a part of this collaboration which provided capital and development assistance to enable Alexza to advance these product candidates to the point they are today. The terms of the agreement we have announced today continue to reflect the confidence that we have in Alexza and its management.”
Conference Call Information
Alexza will host a conference call tomorrow morning, June 16, 2009, at 9:00 a.m. Eastern Time. A replay of the call will be available for two weeks following the event. The conference call, replay and webcast are open to all interested parties.
To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required. Interested parties may also pre-register to avoid pre-call delays at https://www.theconferencingservice.com/prereg/key.process?key=PJCEE6MHE.
To access the live conference call via phone, dial 888-679-8038. International callers may access the live call by dialing +1-617-213-4850. The reference number to enter the call is 45665560.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 888-286-8010 for domestic callers or +l-617-801-6888 for international callers. The reference number for the replay of the call is 15378347.
About Symphony Capital, LP
Symphony Capital is a New York-based private equity firm that invests in development stage biopharmaceutical programs. Symphony has the most experienced team in R&D project-specific financings and invests exclusively in the type of collaboration undertaken with Alexza. Symphony Capital Partners, LP is the lead investor in Symphony Allegro. Additional information about Symphony is available at www.symphonycapital.com.

About RRD International, LLC
RRD International, LLC (RRD) is a product development company dedicated to supporting the global regulatory, preclinical and clinical needs of biotechnology, pharmaceutical and medical device companies. RRD provides comprehensive strategic planning and operational support from program inception to product approval including the design, management and execution of clinical trials. RRD’s team of highly experienced drug and device developers has a substantial record of favorable FDA interactions and outcomes. Through its customized and flexible business approach, RRD offers a unique risk-sharing model, enabling its goals and interests to be aligned with a partner company’s success. Additional information about RRD is available at www.rrdintl.com.
About Alexza Pharmaceuticals, Inc.
Alexza Pharmaceuticals is a pharmaceutical company focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. The Company’s technology, the Staccato® system, vaporizes unformulated drug to form a condensation aerosol that, when inhaled, allows for rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience.
Alexza’s lead program is AZ-004 (Staccato loxapine) and is being developed for the acute treatment of agitation in schizophrenic or bipolar disorder patients. Alexza has completed and announced positive results from both of its AZ-004 Phase 3 clinical trials, and is projecting a New Drug Application submission in early 2010.
The Company has completed an end-of-Phase 2 meeting with the FDA for AZ-001 (Staccato prochlorperazine) and it has advanced AZ-104 (Staccato loxapine) into Phase 2b testing. Both product candidates are being developed for the acute treatment of migraine headache. AZ-002 (Staccato alprazolam) has completed Phase 1 testing and one Phase 2a proof-of-concept clinical trial. Product candidates that have completed Phase 1 testing are AZ-003 (Staccato fentanyl) for the treatment of breakthrough pain and AZ-007 (Staccato zaleplon) for the treatment of insomnia. More information, including this and past press releases from Alexza, is available online at www.alexza.com.
Safe Harbor Statement
Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings “ We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.”, “We have exclusively licensed certain intellectual property rights to Staccato alprazolam and Staccato loxapine in connection with our Symphony Allegro arrangement and will not receive material future royalties or revenues with respect to this intellectual property unless we exercise an option to repurchase the rights to the programs in the future through the acquisition of Symphony Allegro. We may not obtain sufficient clinical data in order to determine whether we should exercise this option prior to the expiration of the development period, and even if we decide to exercise the option, we may not have the financial resources to exercise it in a timely manner.” and “ If we sell shares of our common stock under our equity line of credit or in other future financings, existing common stock holders will experience immediate dilution and, as a result, our stock price may go down.” Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
RULE 14a-12 LEGEND
Participants in Solicitation
Alexza Pharmaceuticals, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from Alexza stockholders in connection with the exercise of the option to acquire the Symphony Allegro equity. Information about the directors and executive officers of Alexza and their ownership of Alexza’s stock is set forth in the proxy statement for Alexza’s 2009 Annual Meeting of Stockholders.
Investors can obtain more information when the proxy statement relating to stockholder approval of the issuance of shares in connection with the exercise of the option becomes available. This proxy statement, and any other documents filed by Alexza with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. Investors should read the proxy statement carefully, when it becomes available, before making any voting decision because it will contain important information.

CONTACTS:	Thomas B. King	August J. Moretti
	President & CEO	Senior Vice President and CFO
	650.944.7634	650.944.7788
	tking@alexza.com	amoretti@alexza.com